                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /_/

Filed by a Party other than the Registrant  /X/

Check the appropriate box

/_/     Preliminary Proxy Statement

/_/     Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))

/_/     Definitive Proxy Statement

/X/     Definitive Additional Materials

/_/     Soliciting Material Under Rule 14a-12

                                BCB Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                    Committee for Sound Corporate Governance
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

Check the appropriate box

/X/     No fee required

/_/     Fee computed on table below per Exchange Act Rules 14(a)(6)(i)(4) and
0-11.

1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


--------------------------------------------------------------------------------


4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------

5) Total Fee Paid:


--------------------------------------------------------------------------------


/_/      Fee paid previously with preliminary materials

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount previously
paid:___________________________________________________

2)       Form, Schedule or Registration Statement
No._________________________________

3)       Filing
party:_____________________________________________________________

4)       Date
Filed:______________________________________________________________

                                GINGER B. KEMP
                                 P.O. Box 767
                               Bayonne, NJ 07002
                                (201) 436-3434


April 20, 2004


Dear Gwen,

      By this time you should have received proxy ballots for the upcoming Bayonne Community Bank Annual Board meeting. You will notice that I am a member of the Committee for Sound Corporate Governance.

      I would like to answer any questions you might have as it relates to the matters mentioned in our various solicitations. I would also like to ask for your support by asking you to vote for all nominees on the Green Proxy.

      If you have already voted for the nominees on the Green Proxy, please accept my thanks.

      If you have voted the white proxy in error you can still vote for all nominees on the Green Proxy, by signing and returning the enclosed Green Proxy card.

      As a member of The Committee for Sound Corporate Governance I believe that the voice of the Shareholders must be heard.

      Please sign and return the Green Proxy card.


                                                Sincerely,


                                                Ginger B. Kemp